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                                 EXHIBIT 10.38

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                  BETWEEN TRINET CORPORATE REALTY TRUST, INC.

                                      AND

                       WELLS OPERATING PARTNERSHIP, L.P.
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                                                           EXECUTION COUNTERPART


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT") is made as of DECEMBER 4, 1998 (the "EFFECTIVE DATE"), by and between TRINET CORPORATE REALTY TRUST, INC., a Maryland corporation ("ASSIGNOR"), and WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("ASSIGNEE").

                                    RECITALS
                                    --------

     A. Assignor and Carter Sunforest, L.P., a Georgia limited partnership ("SELLER") entered into that certain Purchase Agreement dated as of March 30, 1998 (the "PURCHASE AGREEMENT"), pursuant to which Assignor agreed to purchase, and Seller agreed to sell, certain property located in Sunforest Executive Center, Tampa, Florida to be improved with a four-story building containing approximately 132,610 Rentable Square Feet, subject to the terms and conditions set forth therein.

     B. Assignor, Seller and SouthTrust Bank, National Association ("LENDER") entered into that certain TriParty Agreement dated on or about March 30, 1998 (the "TRIPARTY AGREEMENT") in connection with a mortgage loan of even date therewith from Lender to Seller secured, inter alia, by the Project.

     C. Assignor desires to assign all of its rights and obligations as purchaser under the Purchase Agreement to Assignee, and Assignee desires to assume all of Assignor's rights and obligations as purchaser under the Purchase Agreement, on the terms and conditions hereafter set forth.

     D. Assignor desires to assign all of its rights and obligations under the TriParty Agreement to Assignee, and Assignee desires to assume all of Assignor's rights and obligations under the TriParty Agreement, on the terms and conditions hereafter set forth.

     NOW THEREFORE, in consideration of the mutual premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  DEFINED TERMS.  All terms used herein but not defined herein shall have
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the same meaning for purposes hereof as they do for purposes of the Purchase
Agreement.
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     2.  ASSIGNMENT PRICE; DEPOSIT INTO ESCROW.
         -------------------------------------

     (a) The price for the assignment of the Purchase Agreement and the TriParty Agreement (the "ASSIGNMENT PRICE") shall be FOUR HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($420,000.00).

     (b) Within two (2) business days after the execution hereof by both parties, the parties shall establish a strict joint order escrow with the Atlanta, Georgia office of Chicago Title Insurance Company ("ESCROW HOLDER"). The terms and conditions set forth in this Agreement shall constitute both an agreement between Assignor and Assignee and escrow instructions for Escrow Holder. Assignor and Assignee shall promptly execute and deliver to Escrow Holder any separate or additional escrow instructions requested by Escrow Holder which are consistent with the terms of this Agreement. Any separate or additional instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly set forth by mutual consent of Assignor and Assignee.

     (c) Within two (2) business days after the execution hereof by both parties, Assignee will deposit the entire Assignment Price with the Escrow Holder. The Assignment Price shall be non-refundable to Assignee on and after the Effective Date except as expressly provided herein. The failure of Assignee to timely deposit the full Assignment Price into Escrow shall be a material breach under this Agreement entitling Assignor to terminate this Agreement by written notice to Assignee. The Assignment Price shall at all times prior to Closing be invested in United States treasury obligations, or such other interest bearing accounts or securities as are approved by Assignee and Assignor in writing; all interest earned on the Assignment Price until the Closing (or, if Assignee earlier defaults in its obligations as purchaser under the Purchase Agreement on or after the Effective Date, until the date of such default) shall be paid or credited to Assignee. All interest earned on the Assignment Price shall be paid to Assignor, at Closing, or otherwise to Assignee.

     3.  DUE DILIGENCE.  Assignee acknowledges that, on or before the date of
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this Agreement, Assignor has delivered to Assignee legible copies of the following documents:

         (1) Assignment Agreement and Amendment and Restatement of Registration and Commission Agreement by and among CLW Realty Group, Carter & Associates, L.L.C. and Seller with respect to the Price Waterhouse Lease;

         (2) Seller's existing title insurance policy with respect to the Project, together with all documents referred to therein as exceptions to title;

         (3) All existing boundary and topographical surveys with respect to the Land;

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         (4)  All Plans and Specifications with respect to the Project;

         (5)  A site plan with respect to the Project;

         (6) All environmental Studies with respect to the Land, including, without limitation, any wetlands Studies;

         (7)  The Price Waterhouse Lease;

         (8)  The Purchase Agreement; and

         (9)  The TriParty Agreement.

     4.  ASSIGNMENT AND ASSUMPTION.
         -------------------------

     (a) Effective as of the Release Date (as hereinafter defined), Assignor hereby assigns and transfers to Assignee all right, title and interest of Assignor in, to and under (i) the Purchase Agreement, and (ii) the TriParty Agreement.

     (b) Effective as of the Release Date, Assignee hereby accepts the foregoing assignment, and assumes and agrees to perform and discharge all of the covenants, agreements, duties and obligations in the Purchase Agreement and the TriParty Agreement to be performed by Assignor thereunder.

     (c) For purposes of this Agreement, the term "RELEASE DATE" means the date on the which the latest of the following occurs, if at all: (I) the timely deposit of the Assignment Price, in good funds, in accordance with the terms of this Agreement and receipt by Seller from Escrow Holder of written confirmation of such deposit; (II) the timely deposit of the Deposit (as such term is defined in that certain Amended and Restated Purchase Agreement dated on or about the date hereof by and between Seller and Assignee (the "AMENDED AND RESTATED PURCHASE AGREEMENT")), in good funds, in accordance with the terms of the Amended and Restated Purchase Agreement and receipt by Seller from the Title Company (as defined in the Amended and Restated Purchase Agreement) of written confirmation of such deposit; and (III) the receipt by Seller of the Acknowledgment, Consent and Agreement of Lender to this Agreement, duly executed by Lender, in the form attached hereto or in such other form as may be acceptable to Seller in its sole and absolute judgment and discretion.

     5.  CLOSING.   On the date of the Closing under the Purchase Agreement, the
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Escrow Holder shall pay (i) the Assignment Price, less the Commission (as hereinafter defined), to Assignor by federal funds wire transfer or other immediately available funds, and (ii) the Commission to Broker (as hereinafter defined) by federal funds wire transfer or other immediately available funds.
If the Closing fails to occur because of a default by Assignee in its obligations as purchaser under the Purchase Agreement, Escrow Holder

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shall pay the Assignment Price to Assignor upon demand by Assignor and neither party shall have any further liability or obligation to the other. If the Closing fails to occur because of a default by Seller in its obligations under the Purchase Agreement or the failure to satisfy a condition precedent to the purchaser's obligations under the Purchase Agreement, this Agreement shall terminate and all sums deposited with the Escrow Holder shall be refunded to Assignee upon demand by Assignee and neither party shall have any further liability or obligation to the other.

     6.  ASSIGNOR'S WARRANTIES; DISCLAIMER OF ADDITIONAL WARRANTIES.
         ----------------------------------------------------------

     (a) Assignor represents and warrants to Assignee that: (i) Assignor is not in default under the Purchase Agreement or the TriParty Agreement; (ii) to Assignor's knowledge, Seller is not in default under the Purchase Agreement or the TriParty Agreement; (iii) to Assignor's knowledge, Lender is not in default under the TriParty Agreement; and (iv) except to the extent disclosed to Assignee, Assignor has no knowledge as of the Effective Date, and has not given its consent or undertaken any other action on or before the Effective Date, whether express or implied, with respect to the Project, the Purchase Agreement, the Amended and Restated Purchase Agreement, or otherwise with respect to the transaction that is the subject of the Purchase Agreement or the Amended and Restated Purchase Agreement that would have a materially adverse effect on the Project, the Purchase Agreement, the Amended and Restated Purchase Agreement, or otherwise with respect to such transaction.

     (b) Assignee warrants and acknowledges to and agrees with Assignor that, except as expressly set forth in this Agreement, Assignee is assuming the rights and obligations of Assignor under the Purchase Agreement and the TriParty Agreement specifically and expressly without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from or on behalf of Assignor.

     7.  FURTHER ASSURANCES.  Assignor and Assignee agree to execute such other
         ------------------
documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

     8.  SUCCESSORS AND ASSIGNS.  This Assignment shall be binding upon and
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shall inure to the benefit of Assignor and Assignee and their respective personal representatives, heirs, successors and assigns.

     9.  BROKERS.  Assignor and Assignee each represent that they have dealt
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with no real estate brokers with respect to this Agreement other than Carter &
Associates, L.L.C. ("BROKER") and, to their knowledge, no other broker initiated or participated in the negotiation of this Agreement. Assignee agrees to indemnify, defend and hold Assignor harmless from all claims from any real estate broker other than Broker for commission or fees in connection with this Agreement arising from or based upon any act or agreement of Assignee. Assignor shall be solely responsible for the payment of a commission to Broker in the amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00)

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(the "COMMISSION"). Assignor agrees to indemnify, defend and hold Assignee harmless from all claims from any real estate broker other than Broker for commission or fees in connection with this Agreement arising from or based upon any act or agreement of Assignor.

     10.  NOTICES.  All notices and other communications required or permitted
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hereunder shall be in writing and shall be mailed, hand delivered, sent by
Federal Express or other recognized overnight courier service or sent by facsimile, to the parties as follows:

          To Assignee:

                    Wells Real Estate Funds
                    3885 Holcomb Bridge Road
                    Atlanta, Georgia 30092
                    Attn: Mr. Michael C. Berndt
                    Facsimile: (770) 840-7224

          With a copy at the same time to:

                    William O'Callaghan, Jr., Esq.
                    O"Callaghan & Stumm, LLP
                    127 Peachtree Street
                    The Candler Building
                    Suite 1330
                    Atlanta, Georgia 30303
                    Facsimile: (404) 522-3080

          To Assignor:

                    TriNet Corporate Realty Trust, Inc.
                    1000 Westlakes Drive
                    Suite 150
                    Berwyn, Pennsylvania 19312
                    Attn: Mr. David Yeager
                    Facsimile: (610) 640-5829

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          With copies at the same time to:

                    TriNet Corporate Realty Trust, Inc.
                    One Embarcadero Center
                    Suite 3300
                    San Francisco, California 94111
                    Attn: James H. Ida
                    Facsimile: (415) 391-6259

                    and

                    Leonard X Rosenberg, Esq.
                    Mayer, Brown & Platt
                    190 South LaSalle Street
                    Chicago, Illinois  60603
                    Facsimile: (312) 702-7711

or to such additional or other persons, at such other address or addresses as may be designated by notice from Assignor or Assignee, as the case may be, to the other. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given and effective two business days following posting in the United States mails. Notices by hand delivery or facsimile shall be deemed given and effective upon the delivery thereof. Notices by overnight courier shall be deemed given and effective on the first business day following the delivery thereof to Federal Express or another recognized overnight courier service.

     11.  ATTORNEYS' FEES.  In the event of any legal action or proceeding
          ---------------
between Assignor and Assignee arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment. Without limiting the generality of the foregoing, in the event that Assignor is the prevailing party in any such action, proceeding or appeal and is delayed in receiving the Assignment Price because of any such action, proceeding or appeal, Assignee shall also pay to Assignor interest on the Assignment price at twelve percent (12%) per annum from the date on which the Assignment Price would otherwise have been paid to Assignor hereunder until the date on which the Assignment Price, together with interest as set forth herein, is actually paid to Assignor.

     12.  ENTIRE AGREEMENT.  This Agreement, the Acknowledgment, Consent and
          ----------------
Agreement of Seller attached hereto, and the Acknowledgment, Consent and Agreement of Lender attached hereto represent the entire agreement among the parties hereto with respect to the subject hereof and supersede all prior negotiations, either written or oral, including but not limited to any letters of intent.

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     13.  RECITALS INCORPORATED.  The Recitals set forth in the preamble to this
          ---------------------
Agreement are incorporated herein by reference and made a part of this Agreement.

     14.  COUNTERPARTS.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to be one agreement.

     15.  CONSTRUCTION.  Assignor and Assignee acknowledge that each party and
          ------------
its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement.

     16.  AMENDMENTS.  This Agreement may not be altered, modified, extended,
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revised or changed, nor may any party hereto be relieved of any of its liabilities or obligations hereunder, except by a written instrument duly executed by each of the parties hereto to which Seller and Lender has consented.

     17.  ESCROW FEES.  One-half (1/2) of any escrow fees and other expenses
          -----------
charged by the Escrow Holder shall be borne and paid by Assignor, and the other one-half (1/2) of such fees and expenses shall be borne and paid by Assignee.

     18.  SURVIVAL.  The provisions of this Agreement shall survive the
          --------
assignment and assumption of the Purchase Agreement contemplated hereby.

     19.  CONDITION PRECEDENT.  This Agreement and the assignments and
          -------------------
assumptions contemplated hereby are expressly subject to the Acknowledgment, Consent and Agreement of Seller attached hereto, and the Acknowledgment, Consent and Agreement of Lender attached hereto, and this Agreement shall not be effective unless and until both such agreements are executed in full by the respective parties thereto.


                            [signature page follows]
                            ------------------------

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     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first hereinabove written.


ASSIGNOR:                     TRINET CORPORATE REALTY TRUST INC.,
                              a Maryland corporation


                              By: /s/ David J. Yeager
                                 ------------------------------
                                 Name: David J. Yeager
                                       ------------------------
                                 Its:  Vice President
                                       ------------------------


ASSIGNEE:                     WELLS OPERATING PARTNERSHIP, L.P., a
                              Delaware limited partnership

                              By: Wells Real Estate Investment Trust, Inc., a Maryland corporation, its general partner


                                    By: /s/ Leo F. Wells
                                       ----------------------------------
                                      Name: LEO F. WELLS, III
                                           ------------------------------
                                      Its:   President
                                          -------------------------------

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